 EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of our independent auditors’ report dated August 23, 2024, related to the financial statements of House Hack, Inc., as of December 31, 2023 and 2022, and for the periods then ended.

/s/ dbbmckennon

Newport Beach, California

March 10, 2025